Exhibit 10.7

COMMUNITY TRUST BANCORP, INC.
SENIOR MANAGEMENT INCENTIVE
COMPENSATION PLAN

EFFECTIVE JANUARY 1, 2008, AS AMENDED ON JULY __, 2008

SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

TABLE OF CONTENTS

ARTICLE

I. Objectives

II. Definitions

III. Administration of the Plan

IV. Participant Eligibility

V. Payment to Participants

VI. Determination of Annual Award Fund

VII. Calculation of Award

Table I - 2008 Annual Cash Incentive Compensation Award - Group I
Table II - 2008 Annual Cash Incentive Compensation Award - Group II
Table III - 2008 Annual Cash Incentive Compensation Award - Group III
Table VI - 2008 Senior Management Incentive Compensation Plan - Stock Option Awards

VIII. Miscellaneous Provisions
Attachment A - Notice of Participation Attachment B - Designation of Beneficiary

ARTICLE I

OBJECTIVES

Section 1.01
This plan is designed to reward senior management for meeting or exceeding industry standards for profitability and adopted to achieve the following objectives:

(a)	Increase the profitability and growth of Community Trust Bancorp, Inc. in a manner which is consistent with other goals of the Company, its stockholders and its employees,
(b)	Provide executive compensation which is competitive with other financial institutions,
(c)	Attract and retain personnel of outstanding ability and encourage excellence in the performance of individual responsibilities,
(d)	Motivate and reward those members of management who contribute to the success of the Company,
(e)	Distinguish among the performance contributions of some individuals by providing financial recognition for individual performance, as well as group performance, and
(f)	Allow the flexibility which permits revision and strengthening from time to time to reflect changing organizational goals and objectives.

ARTICLE II

DEFINITIONS

Section 2.01
As used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

(a)	“Annual Incentive Plan” or “Annual Plan” shall mean the Senior Management Incentive Compensation Plan set forth in this document and all amendments thereto.
(b)	“Award Period” means one Fiscal Year.
(c)	“Board” means the Board of Directors of Community Trust Bancorp, Inc.
(d)	“Company” means Community Trust Bancorp, Inc., and its subsidiaries.
(e)	“Compensation Committee” means the Compensation Committee of the Board.
(f)	“Disability” means the total and permanent disability of a participant as defined by any Long-Term Disability Plans in effect for the Company and as thereafter may be amended.
(g)	“Effective Date” means the date upon which the Plan shall become effective.
(h)	“Fiscal Year” means the accounting period adopted by the Company for federal income tax purposes.
(i)	“Participant” means a person designated by the Company to participate in the Plan.
(j)	“Plan” shall mean the Company’s Senior Management Incentive Compensation Plan.
(k)	“Salary” or “Salaries” shall mean the base salary in effect for each participant as of the last pay period in December of the Award Period.
(l)
“Stock Option” shall mean Stock Options granted under the Community Trust Bancorp, Inc. 2006 Stock Option Plan as hereinafter may be amended including substitutions or replacements of the Plan.  Such options shall be Incentive Stock Options to the extent possible under tax laws in effect at the time the option is awarded.

ARTICLE III

ADMINISTRATION OF THE PLAN

Section 3.01
The Compensation Committee shall administer the Plan and employ such other agents as may reasonably be required to administer the Plan.

Section 3.02
The Compensation Committee shall adopt such rules and regulations of general application as are beneficial for the administration of the Plan and shall make all discretionary decisions involving a participant of the Plan. Said committee shall also have the right to interpret the Plan, to determine the Effective Date, and to approve all employees who are to participate in the Plan.

Section 3.03
A majority of the Compensation Committee shall constitute a quorum.  The acts of a majority of the members present at any meeting at which there is a quorum shall be valid acts.  Acts reduced to and approved in writing by a majority of said committee shall also be valid acts.

Section 3.04
All incentive compensation payable under the Plan shall be paid from the general assets of the Company.  To the extent that any person acquires a right to receive payments under the Plan, such right shall be no greater than the right of any unsecured creditor of the Company.

Section 3.05
The Compensation Committee may authorize the Chairman, President and CEO of the Company to send a written notice of such Plan to each selected Participant.  No person shall have the right to be included in the Plan until receiving said notice in the form of Attachment “A” hereto.

Section 3.06
All costs and expenses involved in the administration of this Plan shall be paid by the Company.

Section 3.07
Any determination or action of the Compensation Committee or the Board shall be final, conclusive and binding on all participants and their beneficiaries, heirs, personal representatives, executors and administrators.

Section 3.08
The Board of Directors, in its sole discretion, may amend, modify or terminate the Plan at any time.  The Board shall also annually review the pre-determined performance standards and may amend such schedules in its sole discretion.

ARTICLE IV

PARTICIPANT ELIGIBILITY

Section 4.01
The following groups shall participate in the Plan:

(a)	Group I shall consist of the Executive Committee of the Company.
(b)
Group II shall consist of the (1) CTB officers responsible for the divisions of Commercial Lending, Consumer Lending, Residential Real Estate Lending, Finance, Sales and Marketing, Human Resources, Compliance, Facilities Management and (2) the Presidents of each market.

(c)	Group III shall consist of Senior Vice Presidents of consolidated functions who are selected for participation by the Compensation Committee.
(d)	Individuals below SVP level may be recommended and approved by the Compensation Committee for special awards of options for extraordinary performance.
Section 4.02
Voluntary or involuntary termination of full-time employment of a Participant prior to the payment of incentive awards for an Award Period will result in such Participant forfeiting any incentive compensation for the Award Period (except as provided in Section 4.03 herein).

Section 4.03
If a Participant dies, retires, becomes disabled, or is granted a leave of absence during an Award Period, the Compensation Committee may, at its discretion or under such rules as it may have prescribed, award partial incentive compensation based on the level of achievement in relation to goals established for the Award Period.

Section 4.04
Directors who are also employees of the Company shall be eligible to participate in the Plan.  However, a director who is compensated on the basis of a fee or retainer, as distinguished from a salary, shall not be eligible.

Section 4.05
New employees of the Company and persons promoted during the Award Period who were not eligible to participate in the Plan at the beginning of the Award Period, but have become a member of Group I, II, or III shall participate in the Plan so long as such eligibility came into existence no later than six (6) months after the beginning of said Award Period.  If a person becomes eligible at a date later than six (6) months into an Award Period, such person shall not be a Participant under this Plan until the first day of the next Award Period.

ARTICLE V

PAYMENT TO PARTICIPANTS

Section 5.01
Incentive compensation to be awarded under the Plan shall be paid to Participants within thirty days after the close of the Award Period.  Awards are not earned until paid to Participants.

Section 5.02
A Participant may elect to defer payment of all or part of his or her incentive compensation so long as the Participant requests such deferred payment under the terms of the Company’s Amended and Restated Voluntary Deferred Compensation Plan.

ARTICLE VI

DETERMINATION OF ANNUAL AWARD FUND

Section 6.01
The Annual Incentive Plan fund for each group shall be generated by a percent of the aggregate salaries for the individuals in each group.  The target award fund shall be computed as shown in Table I below:

TABLE I

TARGET ANNUAL AWARD FUND

GROUP	AGGREGATE SALARIES	TARGET AWARD EXPRESSED AS A % OF SALARIES	TARGET ANNUAL AWARD FUND

I	$____________	X per schedule =	$____________

II	$____________	X per schedule =	$____________

III	$____________	X per schedule =	$____________

Section 6.02
The actual amount of the Senior Management Incentive Compensation Plan award fund shall be calculated according to a schedule comparing Earnings Per Share and ROAA for the Award Period to a pre-determined performance standard.  When performance is at or above the performance standard, the actual award fund is adjusted upward from the target award fund.

Section 6.03
There shall be a minimum acceptable performance beneath which no incentive awards are paid (sometimes referred to as the “threshold”) and a maximum above which there is no additional award paid to avoid excessive payout in the event of windfall profits.  Said minimum and maximum shall be reviewed annually and amended when necessary in the sole discretion of the Compensation Committee.

Section 6.04
A Participant who is rated a “4” or “5” on the most recent Performance Appraisal and Development Plan shall not be eligible to receive an award under the Plan.

ARTICLE VII

CALCULATION OF AWARD

Section 7.01
The Company’s (Group I) will earn an award determined by Earnings Per Share, as shown below:
TABLE I

2008 ANNUAL CASH INCENTIVE COMPENSATION AWARD
INITIAL CALCULATION

Group I - Executive Committee of Community Trust Bancorp, Inc.

*Target/ROAA	Award as a % of Target Award	Award as a % of Salary
		Group I
Base 1.25%	100%	10%
1.27%	150%	15%
1.29%	200%	20%
1.31%	250%	25%
1.33%	300%	30%
1.35%	350%	35%
1.37%	400%	40%
1.39%	450%	45%
1.41%	600%	60%

•	For 2008, 100% of Targeted (Base) ROAA and $2.45 earnings per share is required for an incentive to be earned.
•	These results are after accrual of the incentive.

Section 7.02
The Company’s (Group II) will earn an award determined by Earnings Per Share, as shown below:

TABLE II

2008 ANNUAL CASH INCENTIVE COMPENSATION AWARD
INITIAL CALCULATION

Group II – Consolidated Division Officers of CTBI and
Market Presidents

EPS as a % of *Target/ROAA	Award as a % of Target Award	Award as a % of Salary
		Group II
Base 1.25%	100%	9.00%
1.27%	116.50%	10.50%
1.29%	133%	13.50%
1.31%	166.50%	16.50%
1.33%	200%	18.00%
1.35%	237.50%	21.50%
1.37%	275%	25.00%
1.39%	304%	27.50%
1.41%	333%	30.00%

•	For 2008, 100% of the targeted (Base) ROAA and $2.45 earnings per share is required for an incentive to be earned.
•	These results are after accrual of the incentive.

Section 7.03
Senior Vice Presidents of consolidated functions designated by the Compensation Committee will earn an award primarily determined by earnings per share, as shown below:

TABLE III

2008 ANNUAL CASH INCENTIVE COMPENSATION AWARD
INITIAL CALCULATION

Group III - Senior Vice Presidents of Consolidated Functions

EPS as a % of *Target/ROAA	Award as a % of Target Award	Award as a % of Salary
		Group III
Base 1.25%	100%	8.50%
1.27%	109%	9.25%
1.29%	118%	10.00%
1.31%	147%	12.50%
1.33%	176%	15.00%
1.35%	205.50%	17.50%
1.37%	235%	20.00%
1.39%	264%	22.50%
1.41%	294%	25.00%

•	For 2008, 100% of the targeted (Base) ROAA and $2.45 earnings per share is required to earn an incentive.
•	These results are after accrual of the incentive.

Section 7.04
Participants in Groups I, II, and III shall be eligible to receive Stock Options awards on the same day that cash awards are paid under the terms of this Plan.  Such Stock Options shall have a face value equal to the percentage of salary shown on Table IV below, adjusted in the same manner and in the same proportion as cash awards are adjusted under the terms of Sections 7.01, 7.02, and 7.03, and rounded down as necessary to grant an option for whole shares.

TABLE IV

2008 SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN STOCK OPTION AWARDS

EPS as a % of * Target/ROAA	Stock Option Award as a % of Salary
	Group I	Group II	Group III
Base 1.25%	100.00%	50%	25.00%
1.27%	112.00%	55%	27.50%
1.29%	125.00%	60%	30.00%
1.31%	137.50%	65%	32.50%
1.33%	150.00%	70%	35.00%
1.35%	162.50%	75%	37.50%
1.37%	175.00%	80%	40.00%
1.39%	187.50%	90%	45.00%
1.41%	200.00%	100%	50.00%

•	For 2008, 100% of Targeted (Base) ROAA and $2.45 earnings per share is required for an incentive to be earned.
•	These results are after accrual of the incentive.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01
If the financial performance of the Company for any Fiscal Year taken into account for determination of an award is found to be incorrect by the Company’s independent certified public accountants and was more than the correct amount, there shall be no recourse by the Company against any person or estate.  However, the Company shall have the right to correct such error by reducing by the excess amount any subsequent payments yet to be made under the Plan.

Section 8.02
The Compensation Committee may elect to remove unusual, extraordinary or non-recurring items from the calculation of the Earnings Per Share.

Section 8.03
The Company shall not merge into or consolidate with another entity or sell all or substantially all of its assets to another entity unless such other entity shall become obligated to perform the terms and conditions hereof relating to any awards already earned but not yet paid to the participant on his/her behalf.

ATTACHMENT A
NOTICE OF PARTICIPATION

___________________ is eligible for participation in the 2008 Plan Year for Community Trust Bancorp, Inc. Senior Management Incentive Compensation Plan, such Participant being subject to all of the terms and conditions of said Plan.

Compensation Committee of the Board of Directors

By: ___________________________________

Dated: ____________________

ATTACHMENT B
DESIGNATION OF BENEFICIARY

I,______________________________ a participant in the Community Trust Bancorp, Inc. Senior Management Incentive Compensation Plan, name the following as my primary beneficiary under said Plan in the event of my death prior to receiving an award payable to me under said Plan.

Name:

Relationship:

Address:

If the primary beneficiary predeceases me, I designate the following persons as a contingent beneficiary, in the order shown, to receive an award payable to me under the Plan:

Name:

Relationship:

Address:

Name:

Relationship:

Address:

Name:

Relationship:

Address:

This supersedes any previous beneficiary designation made by me with respect to this Plan.  However, any compensation covered by the Community Trust Bancorp, Inc. Voluntary Deferred Compensation Plan or Amended and Restated Voluntary Deferred Compensation Plan shall be governed by the Beneficiary Designation applicable to such Plan.

_______________            ____________________________
Date                                       Signature of Participant